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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): September 1, 2009


                                PVF Capital Corp.
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               (Exact Name of Registrant as Specified in Charter)

          Ohio                       0-24948                 34-1659805
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(State or Other Jurisdiction    Commission File Number     (I.R.S. Employer
    of Incorporation)                                     Identification No.)

                      30000 Aurora Road, Solon, Ohio 44139
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, Including Area Code: (440) 248-7171
                                                           --------------

                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.02       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
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         On September 1, 2009, PVF Capital Corp. (the "Company") entered into an
Exchange Agreement (the "Exchange Agreement") with Alesco Preferred Funding IV, Ltd. (the "Alesco CDO") and Cohen & Company Financial Management, LLC ("Cohen"). The Alesco CDO is the holder of $10.0 million principal amount trust preferred securities issued by PVF Capital Trust I (the "Trust"), and Cohen is the collateral manager for the Alesco CDO. In June 2004, the Company formed the Trust as a special purpose entity for the sole purpose of issuing $10.0 million of variable-rate trust preferred securities (the "Capital Securities"). The Company issued subordinated deferrable interest debentures (the "Subordinated Debentures") to the Trust in exchange for the proceeds of the offering of the trust preferred securities. The trust preferred securities carry a variable interest rate that adjusts to the three month LIBOR rate plus 260 basis points. The Subordinated Debentures are the sole asset of the Trust.

         The Exchange Agreement provides that on the closing date, which is expected to be September 3, 2009, the Alesco CDO will exchange its $10.0 million of trust preferred securities for consideration to be paid by the Company. The consideration to be paid by the Company will consist of (i) a cash payment of $500,000; (ii) a number of shares of Company common stock equal to $500,000 divided by the average daily closing price of the Company's common stock for the twenty (20) business days prior to September 1, 2009 (the "Initial Shares");
(iii) a warrant ("Warrant A") to purchase 769,608 shares of Company common stock; and (iv) a warrant ("Warrant B" and together with Warrant A, the "Warrants") to purchase a number of shares of Company common stock equal to 9.9% of any shares of Company common stock issued, exclusive of any warrant or warrant shares, in exchange for capital securities of PVF Capital Trust II ("Trust II") in the event the Company in the future issues shares of its common stock in exchange for Trust II capital securities.

         The number of shares of Company common stock issuable pursuant to each of Warrant A and Warrant B may not exceed certain limits. Specifically, the number shares issuable upon the exercise of Warrant A or Warrant B may not exceed the maximum number of shares of the Company's common stock such that the Alesco CDO, upon its exercise of the applicable Warrant, shall own 9.9% of the Company's common stock then issued and outstanding, except that in the event the Alesco CDO receives comfort from the Office of Thrift Supervision (the "OTS") that allows it to rebut the presumption that its holdings of the Company's common stock constitute control of the Company for the purpose of the applicable OTS regulations, this limitation shall have no effect. In addition, the number of shares of Company common stock issuable upon the exercise of Warrant B may not exceed a number of shares equal to 1,546,991 shares minus the sum of the Initial Shares and 769,608 shares.

         Assuming a closing date of September 3, 2009, Warrant A is exercisable at any time before September 3, 2011 at a price equal to the lesser of (i) $4.00 per share, (ii) the offering price for shares of Company common stock issued solely for cash in any subsequent public offering or private placement of the Company's common stock, or (iii) the Conversion Price (as defined below) for any subsequent exchange of Company common stock for capital securities of Trust II.

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         Assuming a closing date of September 3, 2009, Warrant B is exercisable at any time before September 3, 2011 at the Conversion Price utilized in any subsequent exchange of Company common stock for capital securities of Trust II pursuant to an exchange agreement executed within one year of the closing date. The Conversion Price is defined in the Exchange Agreement as the price, if any, utilized in any subsequent exchange of Company common stock for capital securities of Trust II to determine the number of shares of Company common stock to be exchanged for Trust II capital securities exclusive of any warrants, warrant shares or warrant prices. For example, if the subsequent exchange agreement for the capital securities of Trust II provided for terms identical to those provided in the Exchange Agreement, then the Conversion Price would be the daily average closing price of the Company's common stock for the 20 business days prior to the date of the subsequent agreement.

         Upon consummation of the transaction, the Capital Securities, common securities issued by the Trust and the Subordinated Debentures will be cancelled and will no longer be outstanding.

         The Company has agreed to file a registration statement with the Securities and Exchange Commission within 60 days of the closing date with respect to the Initial Shares and the Warrants and within 60 days of the exercise of any Warrant with respect to the resale of Company common stock issued upon the exercise of a Warrant.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             PVF CAPITAL CORP.



Date: September 3, 2009                      By: /s/ Jeffrey N. Male
                                                 -------------------------------
                                                 Jeffrey N. Male
                                                 Vice President and Secretary
                                                 Duly Authorized Representative)